Exhibit 99.1

TouchStone Software Corporation
1538 Turnpike Street
North Andover, ma 01845
Traded: OTC BB: TSSW

At The Company:
Jason K. Raza
CEO and President
(978) 686-6468

For Immediate release
TOUCHSTONE SOFTWARE ANNOUNCES AGREEMENT TO BE ACQUIRED
BY PHOENIX TECHNOLOGIES, LTD
Touchstone Stockholders to Receive $1.48 per Share.
     NORTH ANDOVER, MA April 10, 2008 — Touchstone Software Corporation (OTCBB: TSSW), a leading provider of PC Optimization Tools, today announced that it has signed a definitive agreement to be acquired by Phoenix Technologies Ltd., (Nasdaq: PTEC), the global leader in core systems software. Under the terms of the agreement, Touchstone stockholders will receive $1.48 in cash for each share of Touchstone common stock, representing a 29% premium over the closing price of Touchstone’s stock on April 9, 2008.
     The proposed transaction has been unanimously approved by Touchstone’s board of directors. The transaction is expected to be completed within 90 days, subject to various conditions, including approval by Touchstone’s stockholders and other customary closing conditions. A special meeting of Touchstone’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the Securities and Exchange Commission.
     “By joining the Phoenix organization, we believe that Touchstone will benefit from the leverage offered by a larger parent similarly focused on technology innovation,” said Jason Raza, president and CEO of Touchstone. “This acquisition is expected to enable Touchstone’s products to be exposed to a much broader customer base and exposure to Phoenix’s vast OEM base. The board of directors believes this transaction is in the best interest of our stockholders.”
     “Touchstone is a sterling addition to Phoenix’s product and service portfolio enabling our PC 3.0™ vision,” said Woody Hobbs, President and CEO of Phoenix Technologies. “We are delighted with this acquisition and welcome the TouchStone team to Phoenix Technologies. The combination of our core BIOS products and firmware-based applications and the TouchStone team will enable Phoenix to deliver the most complete offering for the deployment and management of PC-related products and services in the PC industry.”
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Touchstone plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Touchstone, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Touchstone through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Touchstone by contacting Investor Relations, Touchstone Software Corporation, 1538 Turnpike Street, North Andover, MA 01845, 978-686-6468.
     Touchstone and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Touchstone’s directors and executive officers is contained in Touchstone’s Annual Report on Form 10-K for the year ended December 31, 2007, which is filed with the SEC. As of April 1, 2008, Touchstone’s directors and executive officers beneficially owned approximately 4,143,048 million shares, or 34.2%, of Touchstone’s common stock. Stockholders representing approximately 34.2% of the voting stock of Touchstone have signed a stockholder agreement agreeing to vote for the approval of the merger agreement and the transactions contemplated therein.

Disclosure Statements
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under “Factors Affecting Future Operating Results” in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Forward-Looking Statements
The foregoing contains forward-looking statements. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company’s product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers’ needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly reports filed on Form 10-Q.
About Touchstone Software Corporation
TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95. Additional information about TouchStone Software is available at www.touchstonesoftware.com.
NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates